UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

100 Congress Avenue, Suite 1425,  Austin, TX 78701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2025, TTEC Holdings, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”). At the Annual Stockholders Meeting, stockholders voted on the following proposals:

1.            To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly appointed or elected and qualified. Each director was elected with the votes cast as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Kenneth D. Tuchman	38,775,733	0	1,225,862	3,762,408
Steven J. Anenen	37,411,783	0	2,589,812	3,762,408
Tracy L. Bahl	38,734,286	0	1,267,309	3,762,408
Gregory A. Conley	38,064,375	0	1,937,220	3,762,408
Robert N. Frerichs	36,057,229	0	3,944,366	3,762,408
Marc L. Holtzman	36,794,410	0	3,207,185	3,762,408
Gina L. Loften	39,462,181	0	539,414	3,762,408

2.            To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025. The appointment was ratified with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
43,444,301	84,510	235,192	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: May 27, 2025	By:	/s/ Margaret B. McLean
Margaret B. McLean General Counsel & Chief Risk Officer

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